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                                AYP Capital, Inc.
                           CONSOLIDATED BALANCE SHEET
                            As of September 30, 1997



    Assets

    Property, plant, and equipment:
       At original cost                                    175,038,454
       Accumulated depreciation                             (4,983,875)
                                                           170,054,579
    Investments and other assets:
       Nonutility investments                                6,403,149
                                                             6,403,149
    Current assets:
       Cash and temporary cash investments                   8,175,611
       Accounts receivable:
          Electric service                                   7,253,615
          Other                                                  1,642
        Accts. Receivable - Affiliates                         352,564
       Materials and supplies--at average cost:
          Operating and construction                         2,491,782
          Fuel                                               2,446,476
       Other                                                 3,531,655
                                                            24,253,346
    Deferred charges:
       Other                                                   492,775
                                                               492,775

              Total Assets                                 201,203,848

    Capitalization and Liabilities
    Capitalization:
       Common stock                                              1,000
       Other paid-in capital                                39,368,573
       Retained earnings                                   (14,228,887)
                                                            25,140,686
       Preferred stock:
       Long-term debt of subsidiaries                      160,000,000
       Long-term debt of subsidiaries                                0
                                                           185,140,686
    Current liabilities:
       Accounts payable - Affil.                             4,848,975
       Accounts payable - Other                              3,521,620
       Taxes accrued:
          Federal and state income                             632,459
          Other                                              1,969,884
       Interest accrued                                      1,838,133
       Payrolls Accrued                                              0
       Other                                                   390,566
                                                            13,201,638
    Deferred credits and other liabilities:
       Deferred income taxes                                 2,557,570
       Other                                                   303,954
                                                             2,861,524

                    Total Capitalization and Liabilities   201,203,848

                                   Unaudited